Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

Third Quarter 2011 Financial Results

Carlsbad, Calif. – November 1, 2011 – MaxLinear, Inc. (NYSE: MXL), a provider of highly integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the third quarter ended September 30, 2011.

Generally Accepted Accounting Principles (GAAP) Results

Net revenue for the third quarter of 2011 was $17.6 million, a decrease of 3 percent compared with the second quarter of 2011 and a decrease of 5 percent compared to the third quarter of 2010.

Gross profit in the third quarter of 2011 was 64 percent of revenue, compared to 63 percent in the second quarter of 2011 and 70 percent in the third quarter of 2010. Loss from operations in the third quarter of 2011 was 18 percent of revenue, compared with 32 percent in the second quarter of 2011, and income from operations of 9 percent in the third quarter of 2010.

Net loss for the third quarter of 2011 was $11.4 million, or $0.35 per share (diluted), compared with a net loss of $4.8 million, or $0.15 per share (diluted), for the second quarter of 2011 and net income of $1.4 million, or $0.04 per share (diluted), for the third quarter of 2010.

Included in GAAP operating results is an $8.2 million charge associated with the establishment of a valuation allowance on the Company’s federal deferred tax assets.

Cash, cash equivalents and investments totaled $87.9 million at September 30, 2011, compared to $94.5 million at December 31, 2010. Cash flow used in operations totaled $2.7 million in the third quarter of 2011 and $5.2 million for the first three quarters of 2011.

Non-GAAP Results

Non-GAAP gross profit in the third quarter of 2011 was 64 percent of revenue, compared to 63 percent in the second quarter of 2011 and 70 percent in the third quarter of 2010. Non-GAAP loss from operations in the third quarter of 2011 was 6 percent of revenue, compared with 5 percent in the second quarter of 2011 and income from operations of 15 percent in the third quarter of 2010.

Non-GAAP net loss for the third quarter of 2011 was $1.5 million, or $0.05 per share (diluted), compared with non-GAAP net loss of $0.6 million, or $0.02 per share (diluted), for the second quarter of 2011, and non-GAAP net income of $2.9 million, or $0.08 per share (diluted), for the third quarter of 2010.

Business Summary and Outlook

“The third quarter 2011 financial results are reflective of the successful evolution of our business to new product cycle driven growth in Cable. As a result, we are successfully overcoming the impact of declining revenue from our legacy mobile TV market, which has become a negligible portion of our total sales in the current quarter. We are encouraged by the strong revenue growth within several Cable verticals, including Media Gateways and Cable server set-top boxes, and we continue to experience strong design win momentum across a range of cable platforms,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “We are also increasingly optimistic about our prospects in new markets, such as integrated digital television (iDTV). We recently sampled and secured major design wins with our new 65nm CMOS hybrid TV RF receiver solution, which sets a new benchmark for overall TV reception performance, silicon integration, and power consumption. We continue to execute on our longer-term growth strategies and invest appropriately in expanding our technology product portfolio and strategic platform target addressable markets.”

Conference Call Details

MaxLinear will host its third quarter 2011 financial results conference call today, November 1, 2011 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-941-4774 / US toll: 1-480-629-9760 with conference ID: 4481005. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website and will be archived and available after the call at www.investors.maxlinear.com until November 11, 2011. A replay of the conference call will also be available until November 11, 2011 by dialing toll free 1-800-406-7325 or 1-303-590-3030 and referencing passcode: 4481005.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance and trends and opportunities in specific product markets such as cable as well as new markets we may seek to address through new product introductions. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties, including, among others, intense competition in our industry; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable, digital television, and automotive applications of our products as well as end user markets for products currently in development; our ability to continue to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products; our dependence on a limited number of customers for a substantial portion of our revenues; the timing and development of the global transition from analog to digital television; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC) including in our most recent Form 10-Q. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which MaxLinear expects to file with the SEC in November 2011.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any, (ii) expenses associated with our acquisition of MoCA® (Multimedia over Coax Alliance) Physical Layer IP and connectivity related software IP licenses, and (iii) the valuation allowance on federal deferred tax assets. In addition, our non-GAAP results include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s cash incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Expenses incurred in relation to the purchase of MoCA® (Multimedia over Coax Alliance) Physical Layer IP and connectivity related software IP licenses are non-recurring; therefore, we do not believe these are indicative of our core operating performance.

The provision for income taxes for the three and nine months ended September 30, 2011 includes a valuation allowance related to federal deferred tax assets. The recording of the valuation allowance is non-recurring; therefore, we do not believe this is indicative of our core operating performance.

The shares used to compute non-GAAP basic and diluted net income per share for the nine months ended September 30, 2010 include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In March 2010, in connection with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our Class B common stock.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal semiconductor solutions for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contacts:

Suzanne Craig

The Blueshirt Group

Tel: 415-217-4962

Suzanne@blueshirtgroup.com

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 760-692-0711, Extension 196

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$43,521	$21,563
Investments, available-for-sale	44,353	72,923
Accounts receivable	8,385	3,047
Inventory	9,228	7,425
Deferred income taxes, prepaid expenses and other current assets	1,486	4,232

Total current assets	106,973	109,190
Property and equipment, net	4,866	4,535
Intangible assets	1,216	980
Deferred income taxes and other long-term assets	108	4,213

Total assets	$113,163	$118,918

Liabilities and stockholders’ equity
Current liabilities	$17,712	$13,746
Other long-term liabilities	978	257
Capital lease obligations, net of current portion	4	18
Total stockholders’ equity	94,469	104,897

Total liabilities and stockholders’ equity	$113,163	$118,918

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
Net revenue	$17,639	$18,094	$18,523
Cost of net revenue	6,307	6,659	5,487

Gross profit	11,332	11,435	13,036
Operating expenses:
Research and development	9,456	12,655	7,298
Selling, general and administrative	5,033	4,464	4,120

Total operating expenses	14,489	17,119	11,418

Income (loss) from operations	(3,157)	(5,684)	1,618
Interest income	63	78	106
Interest expense	(32)	(2)	(6)
Other expense, net	(35)	(24)	(20)

Income (loss) before income taxes	(3,161)	(5,632)	1,698
Provision (benefit) for income taxes	8,227	(836)	346

Net income (loss)	$(11,388)	$(4,796)	$1,352

Net income (loss) per share:
Basic	$(0.35)	$(0.15)	$0.04

Diluted	$(0.35)	$(0.15)	$0.04

Shares used to compute net income (loss) per share:
Basic	32,743	32,442	31,264

Diluted	32,743	32,442	34,036

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Nine Months Ended
	September 30, 2011	September 30, 2010
Net revenue	$52,641	$52,836
Cost of net revenue	19,043	16,116

Gross profit	33,598	36,720
Operating expenses:
Research and development	29,977	20,299
Selling, general and administrative	14,329	11,841

Total operating expenses	44,306	32,140

Income (loss) from operations	(10,708)	4,580
Interest income	234	221
Interest expense	(38)	(22)
Other expense, net	(110)	(29)

Income (loss) before income taxes	(10,622)	4,750
Provision for income taxes	6,710	298

Net income (loss)	(17,332)	4,452
Net income allocable to preferred stockholders	—	(1,215)

Net income (loss) attributable to common stockholders	$(17,332)	$3,237

Net income (loss) per share attributable to common stockholders:
Basic	$(0.53)	$0.13

Diluted	$(0.53)	$0.12

Shares used to compute net income (loss) per share attributable to common stockholders:
Basic	32,410	25,100

Diluted	32,410	27,960

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
GAAP net income (loss)	$(11,388)	$(4,796)	$1,352
Stock-based compensation:
Cost of net revenue	15	—	23
Research and development	1,308	911	757
Selling, general and administrative	846	521	447

Total stock-based compensation	2,169	1,432	1,227
Acquisition of technology licenses	—	3,298	—
Income taxes*	7,701	(487)	286

Non-GAAP net income (loss)	$(1,518)	$(553)	$2,865

Shares used in computing non-GAAP basic net income (loss) per share	32,743	32,442	31,264

Shares used in computing non-GAAP diluted net income (loss) per share	32,743	32,442	34,036

Non-GAAP basic net income (loss) per share	$(0.05)	$(0.02)	$0.09

Non-GAAP diluted net income (loss) per share	$(0.05)	$(0.02)	$0.08

*	Income taxes for the three months ended September 30, 2011 illustrate the financial results without the effects of the recording of the valuation allowance related to federal deferred tax assets. The income taxes for the three months ended June 30, 2011 excludes the related tax effect of stock-based compensation. Income taxes for the three months ended September 30, 2010 excludes the correction of an error related to the tax treatment of deferred revenue for the years ended December 31, 2009 and 2008, respectively.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Nine Months Ended
	September 30, 2011	September 30, 2010
GAAP net income (loss)	$(17,332)	$4,452
Stock-based compensation:
Cost of net revenue	38	56
Research and development	3,014	1,774
Selling, general and administrative	2,154	1,147

Total stock-based compensation	5,206	2,977
Acquisition of technology licenses	3,298	—
Income taxes*	6,668	286

Non-GAAP net income (loss)	$(2,160)	$7,715

Shares used in computing GAAP basic net income (loss) per share	32,410	25,100
Weighted average effect of the assumed conversion of convertible preferred stock from date of issuance	—	4,363

Shares used in computing non-GAAP basic net income (loss) per share	32,410	29,463

Shares used in computing GAAP diluted net income (loss) per share	32,410	27,960
Weighted average effect of the assumed conversion of convertible preferred stock from date of issuance	—	4,363

Shares used in computing non-GAAP diluted net income (loss) per share	32,410	32,323

Non-GAAP basic net income (loss) per share	$(0.07)	$0.26

Non-GAAP diluted net income (loss) per share	$(0.07)	$0.24

*	Income taxes for the nine months ended September 30, 2011 illustrate the financial results without the effects of the recording of the valuation allowance related to federal deferred tax assets. Income taxes for the nine months ended September 30, 2010 excludes the correction of an error related to the tax treatment of deferred revenue for the years ended December 31, 2009 and 2008, respectively.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
GAAP gross profit as a % of revenue	64.2%	63.2%	70.4%
Stock-based compensation:
Cost of net revenue	0.1%	–	0.1%

Non-GAAP gross profit as a % of revenue	64.3%	63.2%	70.5%

GAAP income (loss) from operations as a % of revenue	(17.9)%	(31.4)%	8.7%
Stock-based compensation:
Cost of net revenue	0.1%	–	0.1%
Research and development	7.4%	5.0%	4.1%
Selling, general and administrative	4.8%	2.9%	2.4%
Acquisition of technology licenses	0.0%	18.2%	—

Non-GAAP income (loss) from operations as a % of revenue	(5.6)%	(5.3)%	15.3%

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Nine Months Ended
	September 30, 2011	September 30, 2010
GAAP gross profit as a % of revenue	63.8%	69.5%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%

Non-GAAP gross profit as a % of revenue	63.9%	69.6%

GAAP income (loss) from operations as a % of revenue	(20.3)%	8.7%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	5.7%	3.4%
Selling, general and administrative	4.1%	2.2%
Acquisition of technology licenses	6.3%	—

Non-GAAP income (loss) from operations as a % of revenue	(4.1)%	14.4%

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